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                                                                   PRESS RELEASE



          OAK TECHNOLOGY ACCEPTS RESIGNATION OF HEAD OF OPTICAL STORAGE
                                 BUSINESS UNIT

SUNNYVALE, CA. (06/05/98) - Oak Technology (NASDAQ: OAKT), a provider of high-performance semiconductors, today announced the resignation of Mr. Aydin Koc, president of its Optical Storage Business Unit.

Mr. Richard Black, president of Oak Technology, will assume responsibility for the division.

ABOUT OAK TECHNOLOGY

     Founded in 1987, Oak Technology, Inc. designs, develops and markets high-performance multimedia semiconductors and related software to original equipment manufacturers worldwide who serve the optical storage, consumer electronics and digital office equipment markets. Oak has a software design center in Boca Raton, Fla.; a mixed signal design center in Austin, Texas; and subsidiaries in Japan (Oak Technology K.K.); Taiwan (Oak Technology, Taiwan); Andover, Mass. (Pixel Magic, Inc.); and Bristol, England (Oak Technology International, Ltd.). Additional information about Oak Technology and its products can be found on the World Wide Web at www.oaktech.com.

Oak Technology and the Oak logo are registered trademarks of Oak Technology, Inc. Pixel Magic is a trademark of Oak Technology. All other product names or company names are mentioned for identification purposes only, and may be trademarks of their respective owners.


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